SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported): October 9, 2000


                                CONCORD EFS, INC.
              ----------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)



           Delaware                 000-13848                04-2462252
       ----------------            -----------             --------------
       (State or Other        (Commission File Number)     (IRS Employer
         Jurisdiction                                    Identification No.)
       of Incorporation)


          2525 Horizon Lake Drive, Suite 120, Memphis, Tennessee 38133
         --------------------------------------------------------------
              (Address of Principal Executive Offices) (Zip Code)


       Registrant's telephone number, including area code: (901) 371-8000
                                                           ---------------


                                      N/A
         ---------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other  Events.

On October 6, 2000, Concord EFS, Inc., a Delaware corporation (the "Company"), entered into an Agreement and Plan of Merger dated as of October 6, 2000 (the "Merger Agreement") with Star Systems, Inc., a Delaware corporation ("Star"), and Orion Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company ("Merger Sub"). The Merger Agreement provides for the merger (the "Merger") of Merger Sub with and into Star, with Star surviving as a wholly owned subsidiary of the Company.

The consummation of the Merger is subject to certain regulatory approvals and other closing conditions, including the approval of the Merger by the shareholders of Star and that the transaction be treated as a pooling of interests for accounting purposes. In connection with execution of the Merger Agreement, shareholders of Star owning in the aggregate more than a majority of the outstanding common stock of Star entered into separate voting agreements with the Company to approve the Merger.

In connection with the Merger Agreement, on October 9, 2000 the Company issued a press release and held an open conference call. Copies of such press release and the "talking points" prepared for the conference call are filed as exhibits hereto and are incorporated by reference herein.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) -- (b)         Not applicable.

(c)      Exhibits:

Exhibit
Number   Description of Exhibit

99.1 Press Release issued by the Company on October 9, 2000.

99.2 "Talking Points" prepared for the open conference call held by the Company on October 9, 2000.

                                    Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                CONCORD EFS, INC.



Date: October 9, 2000               By: /s/ Thomas J. Dowling
                                        ---------------------
                                        Thomas J. Dowling
                                        Senior Vice President

                                  Exhibit Index

                  The following is a list of the Exhibits filed herewith.

Exhibit
Number    Description of Exhibit
-------  ---------------------------

99.1  Press Release issued by the Company on October 9, 2000.

99.2 "Talking Points" prepared for the open conference call held by the Company on October 9, 2000.